Exhibit 2.2
13 January 2010
THE EMEA SELLERS
ALAN BLOOM, STEPHEN HARRIS, ALAN HUDSON, DAVID HUGHES AND
CHRISTOPHER HILL AS JOINT ADMINISTRATORS
YARON HAR-ZVI AND AVI D. PELOSSOF AS JOINT ISRAELI ADMINISTRATORS
CIENA CORPORATION

DEED OF AMENDMENT
(AMENDMENT NO. 4)
relating to the Asset Sale Agreement relating to the sale
and purchase of the EMEA Assets

Deed of Amendment (Amendment No. 4)
THIS DEED (the “Deed”) is made on this 13 day of January 2010.
BETWEEN:
(1)	THE EMEA SELLERS (the details of which are set out in Schedule 2 of the Agreement (as defined below)) which, in the case of the EMEA Debtors (the details of which are set out in Schedule 3 of the Agreement (as defined below)), are acting by their joint administrators Alan Robert Bloom, Stephen John Harris, Alan Michael Hudson and Christopher John Wilkinson Hill of Ernst & Young LLP of 1 More London Place, London SE1 2AF (other than Nortel Networks (Ireland) Limited (in administration), for which David Hughes of Ernst & Young Chartered Accountants of Harcourt Centre, Harcourt Street, Dublin 2, Ireland and Alan Robert Bloom serve as joint administrators), who act as agents of the EMEA Debtors only and without any personal liability whatsoever (the “Joint Administrators”) and, in the case of the Israeli Company (the details of which are set out in Schedule 2 of the Agreement (as defined below)) which is acting by its joint administrators Yaron Har-Zvi and Avi D. Pelossof, who act as agents of the Israeli Company only and without any personal liability whatsoever (the “Joint Israeli Administrators”);
(2)	THE JOINT ADMINISTRATORS;
(3)	THE JOINT ISRAELI ADMINISTRATORS; and
(4)	CIENA CORPORATION a Delaware corporation (the “Purchaser”).
RECITAL:
A.	On 7 October 2009 the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into an Asset Sale Agreement (the “EMEA Agreement”) whereby the EMEA Sellers agreed to sell and transfer to the Purchaser the EMEA Assets (as defined in the EMEA Agreement) for the consideration and upon the terms and subject to the conditions set out in the EMEA Agreement. On the same date the Sellers and the Purchaser entered into the North American Agreement whereby the Sellers agreed to sell and transfer to the Purchaser the Assets (as defined in the North American Agreement) for the consideration and upon the terms and subject to the conditions set out in the North American Agreement.
B.	On 16 October 2009, each of the US Bankruptcy Court and the Canadian Court entered orders approving the North American Agreement and the Bidding Procedures and Bid Protections, subject to certain amendments, as set out in those orders (the “Court Orders”). On 20 October 2009 the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into a deed of amendment (the “Deed of Amendment”) amending the terms of the EMEA Agreement pursuant to the Court Orders.
C.	On 24 November 2009, following the selection of the Purchaser as the successful Bidder at the Auction, the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into an Amendment Agreement (“Amendment No. 2”) amending the EMEA Agreement as amended by the Deed of Amendment.
D.	On 25 November 2009, the Israeli Court sanctioned a scheme of arrangement, which automatically means that the Israeli Company is no longer under administration or a stay of proceedings, and further on 29 November 2009, the Israeli Court ordered that the Joint Israeli Administrators remain in office until the scheme of arrangement is completed in full, including up until the time when all funds arising from the sale of the Israeli Company’s assets, are received and allocated.

Deed of Amendment (Amendment No. 4)
E.	On 16 December 2009, the EMEA Sellers, the Joint Administrators, the Joint Israeli Administrators and the Purchaser entered into a deed of amendment, amending the EMEA Agreement as amended by the Deed of Amendment and Amendment No.2 (such amended agreement the “Agreement”).
F.	Although pursuant to Clause 10.34 of the Agreement, on or before the date that was five (5) Business Days after the date of the Auction, the Purchaser shall have notified the EMEA Sellers of those counterparties to EMEA Bundled Contracts with which the Purchaser elected to attempt to negotiate Alternative Arrangements directly with such counterparty to such EMEA Bundled Contract, the EMEA Sellers and the Purchaser agree that additional time is appropriate for the Purchaser to notify the EMEA Sellers of its intentions with respect to Alternative Arrangements.
G.	On 23 December 2009, the Sellers and the Purchaser entered into Amendment No. 2 to the Amended and Restated Asset Sale Agreement (the “North American Agreement Amendment No. 2”), amending certain terms of the North American Agreement, including, inter alia, extending the time within which certain milestones are be achieved by the TSA Sellers (as defined under the North American Agreement) and the Purchaser in connection with the provision of Transition Services (as defined in Section 5.28 of the Sellers Disclosure Schedule).
IT IS AGREED as follows:
1.	INTERPRETATION
1.1	Unless the context otherwise requires, or unless otherwise defined in this Deed, words and phrases defined in the Agreement (as amended by this Deed) shall have the same meanings where used in this Deed.
1.2	References in the Agreement to “this Agreement” shall, with effect from and including the Effective Date (as defined below) and unless the context dictates otherwise, be a reference to the Agreement as amended by this Deed and words such as “herein”, “hereof”, “hereby” and “hereto” where they appear in the Agreement shall be construed accordingly.
2.	EFFECTIVE DATE
2.1	The parties hereto agree that for all purposes the terms of this Deed shall be effective as of November 24, 2009 (the “Effective Date”).
3.	AMENDMENTS TO THE AGREEMENT
3.1	In the second sentence of Clause 10.34 of the Agreement, the words “On or before the date that is five (5) Business Days after the date of the Auction” are hereby deleted and replaced with “On or before January 6, 2010”.
3.2	A new definition shall be inserted in Schedule 1 of the EMEA ASA as follows:

““North American Agreement Amendment No. 2” means Amendment No. 2 to the Amended and Restated Asset Sale Agreement between the Sellers and the Purchaser, amending certain terms of the North American Agreement dated 23 December 2009;”
3.3	The definition of “North American Agreement” in the Agreement shall be deleted and replaced with the following:
3.3.1	““North American Agreement” means the asset sale agreement between Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc and certain of their Affiliates and the Purchaser dated 7 October 2009 as amended and restated on

Deed of Amendment (Amendment No. 4)
24 November 2009 and as further amended on 3 December 2009 and by the North American Agreement Amendment No. 2;”
3.4	The definition of “Sellers Disclosure Schedule” in the Agreement shall be deleted and replaced with the following:
3.4.1	““Sellers Disclosure Schedule” means the disclosure schedule delivered, in relation to the North American Agreement, by the Sellers to the Purchaser on October 7, 2009, as further amended by the North American Agreement Amendment No. 2;”
4.	EXCLUSION OF LIABILITY AND ACKNOWLEDGEMENT
4.1	Subject to Clause 4.6, notwithstanding that this Deed shall have been signed by the Joint Administrators and the Joint Israeli Administrators both in their capacities as administrators of the EMEA Debtors for and on behalf of the EMEA Debtors and of the Israeli Company for and on behalf of the Israeli Company respectively and in their personal capacities, it is hereby expressly agreed and declared that no personal Liability under or in connection with this Deed shall fall on the Joint Administrators, the Joint Israeli Administrators or their respective firm, partners, employees, agents, advisers or representatives whether such personal Liability would arise under paragraph 99(4) of schedule B1 to the Insolvency Act, or otherwise howsoever. For the avoidance of doubt, this Clause 4.1 shall not operate to prevent any claim of the Purchaser against the EMEA Debtors under this Deed or the Agreement being an expense of the administration as described in Paragraph 99(4) of Schedule B1 and Rule 2.67 of the Insolvency Act or against the Israeli Company under this Agreement being “expenses of the stay of proceedings”.

4.2	Subject to Clause 4.6, it is hereby expressly agreed and declared that no personal Liability, or any Liability whatsoever, under or in connection with this Deed shall fall on any of the Non-Debtor Seller Directors howsoever such Liability should arise.

4.3	For the avoidance of doubt, (but without prejudice to the other terms of this Deed) the parties hereby agree that the terms of Clauses 4.1 and 4.2 do not, in and of themselves, provide that the Purchaser is under any obligation to indemnify, nor become liable or responsible for, any actions, proceedings, claims, demands, costs, expenses, damages, compensation, fines, penalties or other Liabilities against the Joint Administrators, the Joint Israeli Administrators or the Non-Debtor Seller Directors by any Person.

4.4	The Joint Administrators and the Joint Israeli Administrators are party to this Deed in their personal capacities only for the purpose of receiving the benefit of this Clause 4 and the exclusions, limitations, undertakings, covenants and indemnities in their favour contained in this Deed. The Purchaser acknowledges and agrees that in the negotiation and the completion of this Deed the Joint Administrators and the Joint Israeli Administrators are acting only as agents for and on behalf of the EMEA Debtors and the Israeli Company, respectively, and without any personal Liability whatsoever.

4.5	Subject to Clause 4.6, the Purchaser further acknowledges that it has entered into this Deed without reliance on any warranties or representations made by the EMEA Sellers or by any of their employees, agents or representatives, or by the Joint Administrators, the Joint Israeli Administrators or any of their respective firms, partners, employees, agents, advisors or representatives and (save in respect of fraud, fraudulent misrepresentation or fraudulent misstatement) it shall not have any remedy in respect of any misrepresentation or untrue statement by such persons made by or on behalf of any other party to this Deed.

4.6	Nothing in this Clause 4 or any other provision of this Deed shall prevent any party from bringing any action against any other party, whether in a personal or any other capacity, for fraud, fraudulent misrepresentation or fraudulent misstatement.

Deed of Amendment (Amendment No. 4)
5.	MISCELLANEOUS
5.1	In connection with, as a result of, or arising out of the failure of the parties hereto (or any such party) to meet any milestone that is updated pursuant to Sections 3 through 7 of the North American Agreement Amendment No. 2 prior to the execution of this Deed and the North American Agreement Amendment No. 2 and the extension of such milestones, the parties hereto agree that (i) no liability will accrue to any such party; and (ii) if any liability has accrued to any such party (the “First Party”), each other party hereby irrevocably waives any recourse and rights that would have otherwise been available to it against the First Party.

5.2	Each party shall bear its own costs and expenses in relation to this Deed and the matters referred to in this Deed.

5.3	None of the rights or obligations and undertakings set out in this Deed may be assigned or transferred without the prior written consent of all the parties except for direct assignment by the Purchaser to a EMEA Designated Purchaser in accordance with Clauses 4.4 and 4.5 of the Agreement (provided that the Purchaser remains liable jointly and severally with its assignee EMEA Designated Purchaser for the assigned obligations). Subject to the foregoing, this Deed shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.4	In the event that any provision of this Deed shall be void or unenforceable by reason of any provision of applicable Law, it shall be deleted and the remaining provisions hereof shall continue in full force and effect and if necessary, be so amended as shall be necessary to give effect to the spirit of this Deed so far as possible (unless such invalidity or unenforceability materially impairs the ability of the parties hereto to consummate the transactions contemplated by this Deed).

5.5	The provision for services of notices set out in Clause 17 (Notices and Receipts) of the Agreement shall also apply for the purposes of this Deed.

5.6	This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts together constitute one instrument.

5.7	Without prejudice to Clause 4 (Exclusion of Liability and Acknowledgement) of this Deed to the extent that the benefit of any provision in this Deed is expressed to be conferred upon:
5.7.1	the Joint Administrators or the Joint Israeli Administrators, where necessary to give effect to any such provision the EMEA Debtors or the Israeli Company (as the case may be) shall hold such benefit as trustees for each Joint Administrators, or the Joint Israeli Administrators; and

5.7.2	the firm, partners, employees, agents, advisers and/or representatives of the Joint Administrators or the Joint Israeli Administrators, where necessary to give effect to any such provision the Joint Administrators and/or the Joint Israeli Administrators (as the case may be) (or failing that the EMEA Debtors or the Israeli Company) shall hold such benefit as trustees for each such person.
5.8	The provisions of this Deed relating to the Joint Administrators or the Joint Israeli Administrators in their personal capacities shall survive for the benefit of the Joint Administrators, the Joint Israeli Administrators, their firm, partners, employees, agents, advisers and representatives notwithstanding the discharge of the Joint Administrators as joint administrators of the EMEA Debtors, or the Joint Israeli Administrators as administrator of the Israeli Company, and shall be in addition to and not in substitution for any other right or indemnity or relief otherwise available to each of them.

Deed of Amendment (Amendment No. 4)
5.9	No failure to exercise nor any delay in exercising, on the part of any party, any right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by Law.

5.10	No party shall be deemed to have waived any provision of this Deed unless such waiver is in writing, and then such waiver shall be limited to the circumstances set forth in such written waiver. This Deed shall not be amended, altered or qualified except by an instrument in writing signed by all the parties hereto.

5.11	Except for those acknowledgements, rights, undertakings, or warranties contained in this Deed which are expressed to be for the benefit of the EMEA Non-Debtor Seller Directors which acknowledgements, rights, undertakings, or warranties shall inure to, are expressly intended to be for the benefit of, and shall be enforceable by the EMEA Non-Debtor Seller Directors, this Deed is for the sole benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Deed and no term of this Deed is enforceable under the Contract (Right of Third Parties) Act 1999 by a person who is not a party to this Deed.

6.	GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

6.1	This Deed is governed by and shall be construed in accordance with English Law.

6.2	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed and the parties agree to the exclusive jurisdiction of the English courts, except as mutually agreed by the parties.

6.3	The parties waive any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

6.4	The Purchaser irrevocably appoints Ciena Limited of 43 Worship Street, London EC2A 2DX as its agent in England for service of process, and each of the EMEA Sellers irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London, EC2V 7EX as its agent in England for service of process.
IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED for and on behalf of	)	/s/ Christopher Hill

Nortel Networks UK Limited (in administration) by Christopher Hill as Joint Administrator (acting as agent and without personal liability) in the presence of:	) ) )	Christopher Hill

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young, LLP, I More Place, London, SEI 2AF, United Kingdom	)

EXECUTED AS A DEED for and on behalf of	)	/s/ Christopher Hill

Nortel GmbH (in administration) by Christopher Hill	) )	Christopher Hill
)
as Joint Administrator (acting as agent and without personal liability) in the presence of:

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young, LLP, I More Place, London, SEI 2AF, United Kingdom	)

EXECUTED AS A DEED for and on behalf of	)	/s/ Christopher Hill

Nortel Networks SpA (in administration) by Christopher Hill	) )	Christopher Hill
)
as Joint Administrator (acting as agent and without personal liability) in the presence of:

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young, LLP, I More Place, London, SEI 2AF, United Kingdom	)

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED for and on behalf of
Nortel Networks Hispania S.A. (in
administration) by Christopher Hill
as Joint Administrator (acting as agent and
without personal liability) in the presence of:
	) ) ) )	/s/ Christopher Hill Christopher Hill

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young, LLP, I More Place, London, SEI 2AF, United Kingdom	)

EXECUTED AS A DEED for and on behalf of Nortel Networks B.V. (in administration) by Christopher Hill as Joint Administrator (acting as agent and without personal liability) in the presence of:	) ) ) )	/s/ Christopher Hill Christopher Hill

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young, LLP, I More Place, London, SEI 2AF, United Kingdom	)

EXECUTED AS A DEED for and on behalf of Nortel Networks AB (in administration) by Christopher Hill as Joint Administrator (acting as agent and without personal liability) in the presence of:	) ) ) )	/s/ Christopher Hill Christopher Hill

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young, LLP, I More Place, London, SEI 2AF, United Kingdom	)

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED for and on behalf of	)	/s/ Christopher Hill

Nortel Networks N.V. (in administration) by Christopher Hill	) )	Christopher Hill
)
as Joint Administrator (acting as agent and without personal liability) in the presence of:

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young, LLP, I More Place,	)
London, SEI 2AF, United Kingdom

EXECUTED AS A DEED for and on behalf of	)	/s/ Christopher Hill

Nortel Networks (Austria) GmbH (in administration) by Christopher Hill as Joint Administrator (acting as agent and without personal liability) in the presence of:	) ) )	Christopher Hill

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young, LLP, I More Place,	)
London, SEI 2AF, United Kingdom

EXECUTED AS A DEED for and on behalf of	)	/s/ Christopher Hill

Nortel Networks Polska Sp. z.o.o. (in administration) by Christopher Hill as Joint Administrator (acting as agent and without personal liability) in the presence of:	) ) )	Christopher Hill

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young, LLP, I More Place,	)
London, SEI 2AF, United Kingdom

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED for and on behalf of	)	/s/ Christopher Hill

Nortel Networks Portugal S.A. (in administration) by Christopher Hill	) ) )	Christopher Hill

as Joint Administrator (acting as agent and without personal liability) in the presence of:

Witness signature

/s/ Jan Cordell Name: Jan Cordell	) )
Address: Ernst & Young, LLP, I More Place,	)
London, SEI 2AF, United Kingdom

EXECUTED AS A DEED for and on behalf of	)	/s/ Christopher Hill

Nortel Networks s.r.o. (in administration) by Christopher Hill	) ) )	Christopher Hill

as Joint Administrator (acting as agent and without personal liability) in the presence of:

Witness signature

/s/ Jan Cordell Name: Jan Cordell	) )
Address: Ernst & Young, LLP, I More Place,	)
London, SEI 2AF, United Kingdom

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED for and on behalf of		)	/s/ Kerry Trigg

Nortel Networks France S.A.S. (in		)	Kerry Trigg
administration) by Kerry Trigg acting as		)
authorised representative for		)
Christopher Hill		)
as Joint Administrator (acting as agent and
without personal liability) in the presence of:

Witness signature

/s/ Sharon Pexemutter		)

Name:	Sharon Pexemutter	)
Address:		)

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED outside of the Republic of Ireland for and on behalf of Nortel	) )	Andrew Dann
Networks (Ireland) Limited (in	)
administration) by Andrew Dann (acting as an	)	Location:
authorised representative and without personal
liability) in exercise of his power of attorney for
and on behalf of David Hughes as Joint
Administrator (acting as agent and without
personal liability) in the presence of:

Witness signature

)
Name:	)
Address:	)

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED by John Freebairn duly authorised for and on behalf of Nortel Networks(Northern Ireland) Limited	) ) )	/s/ John Freebairn John Freebairn

Witness signature

)
Name: Address:	) )

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED by Sergei Fishkin duly authorised for and on behalf of o.o.o. Nortel Networks in the presence of:	) ) )	/s/ Sergei Fishkin Sergei Fishkin

Witness signature

/s/ Maria Bogachkina	)
Name: Maria Bogachkina Address: 19-2-267 Gurievsky lane Moscow 115597 Russia	) )

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED by Sharon Rolston	)	/s/ Sharon Rolston

duly authorised for and on behalf of Nortel Networks AG in the presence of:	) )	Sharon Rolston

Witness signature

)
Name: Address:	) )

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED for and on behalf of
Nortel Networks Israel(Sales and
Marketing) Limited (in administration) by
Yaron Har-Zvi and Avi D. Pelossof as Joint
Israeli Administrators (acting jointly and
without personal liability) in connection with
the Israeli Assets and Liabilities:
	) )	Yaron Har-Zvi
)

	) ) ) ) )	Avi D. Pelossof
Witness signature

Name: Address:	) ) )

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED by Christopher Hill		)	/s/ Christopher Hill
		)	Christopher Hill
in his own capacity and on behalf of the Joint Administrators without personal liability and solely for the benefit of the provisions of this Agreement expressed to be conferred on or given to the Joint Administrators:		)

Witness signature

/s/ Jan Cordell		)

Name:	Jan Cordell	)
Address:	Ernst & young, LLP, I More Place, London, SEI 2AF, United Kingdom	)

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED by Yaron Har-Zvi	)	Yaron Har-Zvi
)
in his own capacity and on behalf of the Joint
Israeli Administrators without personal liability
and solely for the benefit of the provisions of
this Agreement expressed to be conferred on or
given to the Joint Israeli Administrators:	)

Witness signature
)

Name:	)
Address:	)
EXECUTED AS A DEED by Avi D. Pelossof	)

	)	Avi D. Pelossof
in his own capacity and on behalf of the Joint
Israeli Administrators without personal liability
and solely for the benefit of the provisions of
this Agreement expressed to be conferred on or
given to the Joint Israeli Administrators:	)

Witness signature
)

Name:	) )
Adress:

Deed of Amendment (Amendment No. 4)

EXECUTED AS A DEED by	)	Gary B. Smith
)
Duly authorised for and on behalf of CIENA CORPORATION in the presence of:	)

Witness signature
)
Name: Address:	) )